UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2015 (December 15, 2015)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed on November 3, 2015, Roger L. Rawlins, Executive Vice President and Chief Innovation Officer of DSW Inc. (the "Company"), will succeed Michael R. MacDonald as Chief Executive Officer and a director of the Company, effective January 1, 2016.

Pursuant to the offer letter agreement that the Company and Mr. Rawlins entered into on December 21, 2015, Mr. Rawlins will receive an annual base salary of $750,000. Mr. Rawlins will participate in the Company's Cash Incentive Compensation Plan with a potential annual cash incentive of 100% of his annual base salary based on achievement of the target incentive goals in the Company's Cash Incentive Compensation Plan. On December 15, 2015, Mr. Rawlins was awarded 118,320 nonqualified stock options and 32,315 performance stock units. The nonqualified stock options will vest annually in 20% increments over five (5) years and will have a ten (10) year life. The performance-based restricted stock units will vest 100% on the third anniversary of the grant date provided the threshold set for the 2016 fiscal year performance period is satisfied.

In connection with his appointment, on December 21, 2015, the Company entered into a Standard Executive Severance Agreement with Mr. Rawlins (the "Executive Agreement"). Pursuant to the terms of the Executive Agreement, in the event that Mr. Rawlins' employment is terminated by the Company without cause (as such term is defined in the Executive Agreement), (i) the Company will continue to pay Mr. Rawlins' base salary at the rate then in effect for a period of twelve months, subject to certain conditions, (ii) the Company will reimburse Mr. Rawlins for COBRA costs for up to twelve months, subject to certain conditions, (iii) the Company will continue to pay Mr. Rawlins the pro rata share of any cash incentive bonus that he would have received had he not been terminated, and (iv) for a period of up to three months following termination, Mr. Rawlins may exercise any outstanding awards (as that term is defined in the Executive Agreement) which are vested on the date of his termination and those awards that would have vested during the one (1) year following termination, subject to certain conditions. Mr. Rawlins is also subject to certain non-solicitation provisions and a non-competition period of at least one (1) year following termination of his employment for any reason.

The foregoing description of the Executive Agreement is a summary of certain terms only and is qualified in its entirety by the full text of the Executive Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The information contained or incorporated by reference in this Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding expectations and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including without limitation the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission. One or more of these factors could cause actual results to differ materially from plans and expectations. Therefore, there can be no assurance that the forward-looking statements contained or incorporated by reference in this Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference herein, the inclusion of such information should not be regarded as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements contained or incorporated by reference in this Form 8-K are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

10.1	Standard Executive Severance Agreement between Roger L. Rawlins and DSW Inc. dated December 21, 2015

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
		By:	/s/ William L. Jordan
William L. Jordan
Chief Administrative Officer, Executive Vice President and General Counsel

Date:	December 21, 2015